Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates,   Series 2001-2
*CUSIP: 21988G403     Class A-1
        21988GAB2     Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2003.

INTEREST ACCOUNT

Balance as of August 1, 2002 ...................................           $0.00
         Scheduled Income received on securities ...............   $1,248,975.00
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A-1 Holders .....................  -$1,220,000.00
         Distribution to Class A-2 Holders .....................     -$28,975.00
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.00
Balance as of February 1, 2003 .................................           $0.00

PRINCIPAL ACCOUNT

Balance as of August 1, 2002 ...................................           $0.00
         Scheduled Principal received on securities ............           $0.00

LESS:
         Distribution to Holders ...............................          -$0.00
Balance as of February 1, 2003 .................................           $0.00

                UNDERLYING SECURITIES HELD AS OF February 1, 2003

      Principal Amount                       Title of Security
      ----------------                       -----------------
        $30,500,000        Southern Company Capital Trust I 8.19% Exchange
                           Capital Securities Due February 1, 2037
                           *CUSIP: 84258PAC1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.